SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported) OCTOBER 31, 1996



                          Franklin Select Realty Trust


             (Exact Name of Registrant as Specified in its Charter)





California                             1-12708                94-0395938
State or other jurisdiction of   Commission File Number      IRS Employer
incorporation                                              Identification Number



                     1800 Gateway Drive, San Mateo, CA 94404


               (Address of Principal Executive Offices) (Zip Code)




        Registrant's telephone number, including area code: (415)312-3000



Item 5.  OTHER EVENTS

PROPERTY ACQUISITIONS: On October 31, 1996, FSRT, L.P., a limited partnership of which the Company is the sole general partner ("FSRT"), acquired two industrial R&D buildings totaling 211,860 square feet located in Fremont, California (the "LAM Buildings") for approximately $25.5 million. FSRT acquired the LAM Buildings from Northport Associates No. 18, a California limited liability company ("Northport Associates"), which is the limited partner of FSRT. Northport Associates contributed to FSRT its fee title equity interests in the LAM Buildings (with an approximate value of $9.3 million) in exchange for 1.625 million limited partnership units in FSRT (the "FSRT Units"). FSRT assumed the existing financing on the LAM Buildings, consisting of approximately $16.2 million of fixed rate, non-recourse loans and refinanced the loans with long-term fixed rate debt provided by Midland Commercial Financing Corporation on November 25, 1996. The new debt bears monthly principal and interest payments at 8.44% per annum, based on a 25-year amortization schedule, with the remaining principal balance maturing in December, 2006. LAM Research Corporation occupies both buildings under triple net leases that expire on December 31, 2014, and include two 5-year extensions at the option of the tenant. Current combined annual rent for the LAM Buildings is approximately $2.4 million.

               In addition, the Company contributed to FSRT fee title to the Data General Building in Manhattan Beach, California, with a net book value of approximately $20.6 million, and contributed to FSRT approximately $1.5 million in cash to cover transaction and closing costs, including loan prepayment fees. For their contributions, the Company received an approximately 70% ownership interest in FSRT as the general partner, and Northport Associates received an approximately 30% ownership interest in FSRT, after adjustment for payment of closing costs by the Company. The Company may contribute all of its remaining properties to FSRT (the "UPREIT Contribution") at some later date.

               Northport Associates is entitled to distributions from FSRT of $.11 per FSRT Unit, payable quarterly. As of the first calendar quarter that occurs eighteen months after the closing of the acquisition of the LAM Buildings, the distributions shall be increased by 10%, and shall be increased by 10% every year thereafter on the anniversary date of the first increase. The balance of FSRT's cash flow shall be paid to the Company. However, if the Company makes the UPREIT Contribution, the Company has the right to modify the distributions payable to Northport Associates.

               After October 31, 1997, each limited partner of FSRT will have the right to exchange FSRT Units for shares of Series A common stock of the Company. The Company has the option of satisfying the exchange obligation with cash instead of stock. FSRT Units will be exchangeable for shares of Series A common stock of the Company on a one-for-one basis, subject to adjustment for stock splits, stock dividends or similar changes to the Series A common stock.

               The acquisition involves a number of additional terms, including but not limited to: (i) the appointment of two individual partners of Northport Associates to the Company's Board of Directors; (ii) limitation on the ability of FSRT to dispose of or prepay debt secured by the LAM Buildings during certain periods; (iii) provisions that restrict the Northport Associates from transferring shares of Series A common stock received in exchange for FSRT Units except in accordance with applicable securities laws; and (iv) the grant to the Northport Associates of certain registration rights to enable them to resell shares of Series A common stock to the public under certain conditions.

Item 5.  OTHER EVENTS (Continued)

REPURCHASE OF DISSENTING SHARES: On November 1, 1996, the Company purchased all of the remaining "dissenting shares" of Series A common stock arising from the merger of the Company with Franklin Real Estate Income Fund ("FREIF") and Franklin Advantage Real Estate Income Fund ("Advantage") in May 1996. The remaining dissenting shareholder agreed to sell its 634,137 dissenting shares of Series A common stock of FREIF and 1,077,608 dissenting shares of Series A common stock of Advantage for an aggregate purchase price of $8.4 million. After giving effect to the transaction, the total number of shares of Series A common stock outstanding is 12.25 million shares.

Item 7.  Financial Statements and Exhibits

        (a)    Pro Forma Consolidated Financial Statements

               The pro forma consolidated financial statements of the Company reflecting the above transactions are included on pages F-2 to F-6.

        (b)    Historical Financial Statements

               The Historical Summary of Gross Income of the LAM Research Corporation Buildings is included on pages F-7 to F-9.

        (c)    Exhibits

               *10.1 Agreement of Limited Partnership of FSRT, L.P. between the
                     Company and Northport Associates No. 18, a California limited liability company, dated as of October 30, 1996.

               *10.2 Contribution Agreement, dated as of October 30, 1996, between FSRT, L.P., the Company, Northport Associates No. 18, a California limited liability company, and the members of Northport Associates No. 18.

               *10.3 Exchange Rights Agreement, dated as of October 30, 1996, among the Company, FSRT, L.P., and Northport Associates No. 18, a California limited liability company.

               *10.4 Registration Rights Agreement, dated as of October 30,
                     1996, among the Company and Northport Associates No. 18, a California limited liability company.

               *      Previously filed.



                          FRANKLIN SELECT REALTY TRUST
                          INDEX TO FINANCIAL STATEMENTS


Pro forma financial statements                                 PAGE

       Unaudited pro forma consolidated balance sheet
        as of September 30, 1996
       Unaudited pro forma consolidated statement of operations
        for the nine months ended September 30, 1996
       Unaudited pro forma consolidated statement of operations
        for the year ended December 31, 1995
       Notes to pro forma consolidated financial statements

Historical Summary of Gross Income of the Lam Research Corporation
 Buildings

       Report of Independent Accountants
       Historical summary of gross income
        for the year ended December 31, 1995
       Notes to historical summary of gross income



                                       F-1


                          FRANKLIN SELECT REALTY TRUST
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                                   (Unaudited)
                     (In thousand, except per share amounts)




                                             HISTORICAL   ADJUSTMENTS        PRO FORMA
ASSETS:
Rental property:
  Land                                          $30,949        $7,224   A      $38,173
  Buildings and improvements                     83,464        19,532   A      102,996
                                                 ------        ------          -------
                                                114,413        26,756          141,169
  Less: accumulated depreciation                 16,716             -           16,716
                                                 ------  -----      -           ------
                                                 97,697        26,756          124,453

Cash and cash equivalents                         7,139       (5,443)   B        1,696
Mortgage-backed securities,
 available for sale                               6,194       (4,562)   B        1,632
Deferred rent receivable                          1,928             -            1,928
Other assets                                      1,532           262   A        1,794
                                                  -----           ---            -----
                                               $114.490       $17,013         $131,503
                                               ========       =======         ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Notes and bonds payable                          $6,611       $16,222   A      $22,833
Tenants' deposits and other liabilities             953             -              953
Advance rents                                        37             -               37
Distributions payable                             1,466             -            1,466
                                                  -----        ------            -----
   Total liabilities                              9,067        16,222           25,289

Dissenting shareholder's interest                 8,400       (8,400)   C            -
Minority interest                                     -         9,278   A        9,278
Stockholders' equity:
  Common stock, Series A, without par
   value. Stated value $10 per share;
   110,000 shares authorized; 13,328
   and 12,251 shares issued and
   outstanding historical and pro forma,
   respectively                                 103,161             -          103,161

  Common stock, Series B, without par
   value. Stated value $10 per share;
   2,500 shares authorized; 746 shares
 issued; and outstanding                          6,294             -            6,294
  Unrealized loss on mortgage-backed
   securities                                     (227)             -            (227)
  Accumulated distributions in excess
   of net income                               (12,205)          (87)   B     (12,292)
                                               --------          ----         --------
Total stockholders' equity                       97,023          (87)           96,936
                                                 ------          ----           ------
                                               $114,490       $17,013         $131,503
                                               ========       =======         ========






The accompanying notes are an integral part of these financial statements.

                                       F-2

                          FRANKLIN SELECT REALTY TRUST
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                   (Unaudited)
                     (In thousand, except per share amounts)


                                                    HISTORICAL     ADJUSTMENTS      PRO FORMA

REVENUE:

  Rental income                                        $10,144           1,761  D     $11,905
  Interest, dividends and
   other income                                            540           (446)  E          94
                                                           ---           -----             --

    Total revenue                                       10,684           1,315         11,999
                                                        ------           -----         ------

EXPENSES:

  Interest                                                 467           1,022  D       1,489
  Depreciation and amortization                          2,491             395  F       2,886
  Property operations expense                            2,690               -          2,690
  Related party expenses                                   864             100  G         964
  Consolidation expense, net                               680               -            680
  General and administrative
 expense                                                   474               -            474
  Minority interest                                          -             483  H         483
                                                           ---             ---            ---

    Total expenses                                       7,666           2,000          9,666
                                                         -----           -----          -----


Net income                                              $3,018          ($685)         $2,333
                                                        ======          ======         ======

Net income per weighted
 average Series A share                                  $0.21                          $0.19

Weighted average number
 of Series A shares outstanding                         14,145         (1,894)  I      12,251



The accompanying notes are an integral part of these financial statements.

                                       F-3



                          FRANKLIN SELECT REALTY TRUST
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (Unaudited)
                     (In thousand, except per share amounts)


                                                    HISTORICAL     ADJUSTMENTS      PRO FORMA
                                                    (Restated)

REVENUE:

  Rental income                                        $13,383           2,348  D     $15,731
  Interest, dividends and
   other income                                            728           (595)  E         133
                                                           ---           -----            ---

    Total revenue                                       14,111           1,753         15,864
                                                        ------           -----         ------

EXPENSES:

  Interest                                                 679           1,362  D       2,041
  Depreciation and amortization                          3,335             527  F       3,862
  Property operations expense                            3,705               -          3,705
  Related party expenses                                 1,030             134  G       1,164
  Consolidation expense, net                               394               -            394
  General and administrative expense                       506               -            506
  Minority interest                                          -             644  H         644
                                                          ----             ---            ---

    Total expenses                                       9,649           2,666         12,315
                                                         -----           -----         ------


Net income                                              $4,462          ($913)         $3,549
                                                        ======          ======         ======

Net income per weighted
 average Series A share                                  $0.32                          $0.29

Weighted average number
 of Series A shares outstanding                         14,145         (1,894)  I      12,251




The accompanying notes are an integral part of these financial statements.

                                       F-4



                          FRANKLIN SELECT REALTY TRUST
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


1.      Basis of Presentation

        The pro forma consolidated financial statements of Franklin Select Realty Trust (the "Company"), which are unaudited, have been prepared based on the historical financial statements of the Company and include the pro forma accounts of FSRT, L.P., a majority-owned partnership. The pro forma consolidated statements of operations for the nine months ended September 30, 1996, and the year ended December 31, 1995, have been prepared as if the acquisition of the LAM Buildings and the purchase of the dissenting shares had occurred on January 1, 1995. The pro forma consolidated balance sheet as of September 30, 1996, has been prepared as if the acquisition of the LAM Buildings and the repurchase of dissenting shares had occurred on September 30, 1996. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. The pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company.

        The pro forma consolidated financial statements are not necessarily indicative of what the actual results of consolidated operations of the Company would have been for the nine months ended September 30, 1996, or for the year ended December 31, 1995, had the transactions involving the property acquisition and the dissenting shares occurred on January 1, 1995, nor do they purport to represent the results of consolidated operations for future periods.

2.      Pro Forma Adjustments

        A.     Reflects the purchase and refinancing of the LAM Buildings.

        B. Reflects the use of cash and the sale of marketable securities for the repurchase of the dissenting shares, for acquisition closing costs, and for refinancing costs related to the acquisition of the LAM Buildings. The Company incurred a loss on the sale of mortgage-backed securities of approximately $87.

        C.     Reflects the purchase and retirement of the dissenting shares.

        D. Additional rental revenue and interest expense is attributable to the acquisition of the LAM Buildings.

        E. The reduction in interest, dividends and other income reflects the sale of commercial paper and mortgage-backed securities to provide funds for the repurchase of the dissenting shares and for the acquisition of the LAM Buildings.

        F. Additional depreciation and amortization is calculated to reflect: (1) additional depreciation on the LAM Buildings, and
               (2) amortization of loan costs related to refinancing the LAM Buildings. Depreciation is computed using the straight-line method of cost recovery over 39 years for buildings and improvements. Loan costs are amortized over the 10 year term of the loan.

        G. Additional related party expense is attributable to an increase in the advisory fee to Franklin Properties, Inc. due to the acquisition of the LAM Buildings.

                                       F-5



                          FRANKLIN SELECT REALTY TRUST
            NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

        H. Minority interest reflects the pro rata share of income of Northport Associates in FSRT, L.P., the limited partnership that the Company formed in order to acquire the LAM Buildings. Net income from the partnership is allocated first to the limited partners in an amount equal to 90% of their cash distributions, with the remaining income allocated to the Company.

        I. Reduced weighted average number of Series A shares outstanding reflects the purchase of dissenting shareholder's interest and retirement of related shares.



                                       F-6






                        REPORT OF INDEPENDENT ACCOUNTANTS



Board of Directors:

We have audited the accompanying Historical Summary of Gross Income (the "Historical Summary") of the LAM Research Corporation Buildings, Fremont, California (the "Property") for the year ended December 31, 1995. The Historical Summary is the responsibility of the Property's owner. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of the accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note A. The Historical Summary is not intended to be a complete presentation of the Property's gross income and may not be comparable to results from proposed future operations of the Property.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income as described in Note A, of the Lam Research Corporation Buildings, for the year ended December 31, 1995, in conformity with generally accepted accounting principles.




                                                   Coopers & Lybrand, L.L.P.


San Francisco, California
December 6, 1996



                                       F-7




                       LAM RESEARCH CORPORATION BUILDINGS
                       HISTORICAL SUMMARY OF GROSS INCOME
                      for the year ended December 31, 1995

                                            ---------------


        Rental Income                                            $2,348,400
                                                                 ==========





The accompanying notes are an integral part of the Historical Summary

                                       F-8



                       LAM RESEARCH CORPORATION BUILDINGS
                   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME



A.      Property and Basis of Accounting

        The accompanying Historical Summary of Gross Income (the "Historical Summary") has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and relates to the operations of the Lam Research Corporation Buildings (the "Property"). The Property consists of two buildings aggregating approximately 211,680 square feet of research and development/office space located in the Northport Business Park, Fremont, California.

        The Property is subject to two net leases that expire in December, 2014, and provide for Lam Research Corporation, the tenant, to pay all expenses. Therefore, no operating expenses have been presented in the Historical Summary.

B.      Mortgage Notes

        During 1995, the Property was encumbered by two mortgage notes with aggregate outstanding balances at December 31, 1995, of approximately $16.3 million. Subsequent to December 31,1995, in connection with the sale of the Property, such mortgage notes were repaid with proceeds from new debt instruments obtained by the buyer. Accordingly, the accompanying Historical Summary does not include interest expense incurred for the year ended December 31, 1995, as historical interest expense is not comparable with future operations of the Property.








                                          SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  January 14, 1997                     Franklin Select Realty Trust




                                       By
                                                          David P. Goss
                                                          President